Exhibit 5

Xerox Corporation
P.O. Box 1600
Stamford, Connecticut 06904
203-968-3000

Office of General Counsel

Martin S. Wagner
Associate General Counsel,
Corporate, Finance and Ventures

Direct Dial (203) 968-3457

May 6, 1994

Xerox Credit Corporation
100 First Stamford Place
P.O. Box 10347
Stamford, Connecticut 06904-2347

Gentlemen:

As associate General Counsel, Corporate, Finance and Ventures, of Xerox Corporation, I am familiar with the Registration Statement on Form S-3 filed under the Securities Act of 1933, as amended ("Registration Statement"), relating to the proposed offering and sale from time to time by Xerox Credit Corporation, a Delaware corporation (the "Company"), of debt securities ("Debt
Securities") from which the Company may receive up to an aggregate of $1,000,000,000 of proceeds and which will be offered on terms to be determined at the time of sale. In rendering the opinions set forth herein, either I or other lawyers in the Office of General Counsel of Xerox Corporation who report either directly or indirectly to me have examined the Indenture dated as of May 1, 1994, between the Company and The First National Bank of Boston, as Trustee ("Indenture"), under which the Debt Securities are to be issued, the Company's certificate of incorporation and by-laws, each as amended to date, certain resolutions of the Board of Directors of the Company and such other documents and matters of law as have been considered necessary or desirable for the purpose.

Based upon the foregoing, it is my opinion that:

1. The Company has been duly incorporated and is validly existing in good standing under the laws of Delaware.

2. The Debt Securities, when duly authorized by appropriate corporate action and duly executed and authenticated, and when issued and delivered against payment therefor as described in the Registration Statement and a Prospectus Supplement, will be legally issued and validly and legally binding obligations of the Company and such Debt Securities will be entitled to the benefits of the Indenture.

I consent to the reference to my name under the caption "Legal Opinions" in the Prospectus contained in the Registration Statement and to the filing of this letter as an exhibit to the Registration Statement.


Very truly yours,




Martin S. Wagner
Associate General Counsel,
Corporate, Finance and Ventures